Exhibit 10.1

AMENDMENT NO. 4 TO

AMENDED AND RESTATED CREDIT FACILITY AGREEMENT and convertible noteS

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT FACILITY AND CONVERTIBLE NOTES is dated as of November 21, 2024 (this “Amendment”), between Mobivity Holdings Corp., a Nevada corporation (“Borrower”) and Thomas B. Akin, an individual (“Lender”) (each, a “Party” and together, the “Parties”).

BACKGROUND

A. The Parties entered into that certain Amended and Restated Credit Facility Agreement dated as of November 11, 2022, as amended by that certain Amendment 1 to Amended and Restated Credit Facility Agreement and Convertible Notes, dated as of January 31, 2023, Amendment No. 2 to Amended and Restated Credit Facility Agreement, dated as of May 3, 2024 and Amendment No.3 to Amended and Restated Credit Facility Agreement and Convertible Notes, dated as of August 13, 2024 (the “Existing Credit Agreement”);

B. Advances under the Existing Credit Agreement were evidenced by the terms of one or more convertible notes (the “Existing Notes”), a form of which is attached to the Existing Credit Agreement;

C. The Parties now desire to amend the Existing Credit Agreement and the Existing Notes as provided herein; and

D. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound, the Parties hereto agree as follows:

AGREEMENT

1. Amendments to Existing Credit Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the Existing Credit Agreement is amended pursuant to this Amendment to:

(a)	Amend and restate Section 2.3(b) in its entirety to read as follows:

“Without limiting the foregoing Section 2.3(a), Borrower shall repay the principal amount of all Advances in 24 equal monthly installments commencing on April 30, 2025 and continuing thereafter on the first day of each month (or, if such first day is not a Business Day, on the Business Day immediately succeeding such first day). Interest on the unpaid Advances will accrue from the date of each Advance at a rate equal to fifteen percent (15%) per annum and shall be paid quarterly in kind in Common Stock of the Borrower at a price per share equal to the volume-weighted average price of the Common Stock quoted on the OTCQB ® Venture Market operated by OTC Markets Group Inc. over the ninety (90) Trading Days immediately preceding such date. Interest will be calculated on the basis of 365 days in a year.”

(b)	Amend Section 1 of Exhibit A to Existing Credit Agreement in its entirety to read as follows:

“1. Payment Terms; Maturity. This Note shall bear interest on the unpaid principal amount at the rate of fifteen percent (15%) per annum and shall be paid quarterly in kind in Common Stock of the Borrower at a price per share equal to the volume-weighted average price of the Common Stock quoted on the OTCQB ® Venture Market operated by OTC Markets Group Inc. over the ninety (90) Trading Days immediately preceding such date. The unpaid principal amount shall be paid in 24 equal monthly installments commencing on April 30, 2025 and continuing on the first day of each of the next 23 months thereafter (or, if such first day is not a Business Day, on the Business Day immediately succeeding such first day), with a final payment due on March 3, 2027 at which time all principal shall be due and payable. All payments of principal under this Note will be made in lawful money of the United States of America in immediately available funds at such place as may be designated by Lender to Borrower in writing.”

2. Amendments to Existing Notes. Upon satisfaction of the conditions set forth in Section 3 hereof, each Existing Note is amended pursuant to this Amendment to:

(a)	Amend Section 1 in its entirety to read as follows:

“1. Payment Terms; Maturity. This Note shall bear interest on the unpaid principal amount at the rate of fifteen percent (15%) per annum and shall be paid quarterly in kind in Common Stock of the Borrower at a price per share equal to the volume-weighted average price of the Common Stock quoted on the OTCQB ® Venture Market operated by OTC Markets Group Inc. over the ninety (90) Trading Days immediately preceding such date. The unpaid principal amount shall be paid in 24 equal monthly installments commencing on April 30, 2024 and continuing on the first day of each of the next 23 months thereafter (or, if such first day is not a Business Day, on the Business Day immediately succeeding such last day), with a final payment due on March 31, 2027 at which time all principal shall be due and payable. All payments of principal under this Note will be made in lawful money of the United States of America in immediately available funds at such place as may be designated by Lender to Borrower in writing.”

3. Conditions. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lender hereunder, it is understood and agreed that the effectiveness of Sections 1 and 2 hereof is subject to the execution and delivery of this Amendment by Borrower and Lender.

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4. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Existing Credit Agreement, the Existing Notes or constitute a course of conduct or dealing among the parties. Except as amended or consented to hereby, the Existing Credit Agreement and Existing Notes remain unmodified and in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Electronically delivered signature pages (PDFs, facsimile, etc.) shall be deemed to be the functional equivalent of originally executed signature pages for all purposes.

6. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. Neither Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated without the prior written consent of the Lender.

7. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of Arizona.

8. Severability. In case any provision in or obligation under this Amendment or any instrument or agreement required hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10. Reaffirmation. Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Existing Credit Agreement (after giving effect hereto), and (ii) ratifies and reaffirms the grant of security interest in the Collateral. Borrower hereby consents to this Amendment and acknowledges that the Existing Credit Agreement otherwise remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender or constitute a waiver of any provision of any of the Existing Credit Agreement or the Existing Notes, except as expressly set forth herein.

11. Entire Understanding. This Amendment sets forth the entire understanding of the Parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

MOBIVITY HOLDINGS CORP.,
a Nevada corporation

By:	/s/ Skye Fossey-Tomaske
Name:	Skye Fossey-Tomaske
Title:	Interim Chief Financial Officer

LENDER:

/s/Thomas B. Akin
Thomas B. Akin